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                                                                     EXHIBIT 2.3

                                RESTATED BYLAWS
                                       OF
                                 WORLDCOM, INC.
                            (a Georgia Corporation)

                                   ARTICLE I

                                    Offices

   The principal office of the corporation shall be located in Clinton, Mississippi. The principal books of the corporation shall be kept at such principal office, with necessary books and records being kept at such other place or places as the Board of Directors may from time to time determine. The registered office of the corporation required by the Georgia Business Corporation Code shall be located within the State of Georgia. The corporation may have such other offices, either within or without the State of Georgia, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II

                                  Shareholders

   Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the date and time fixed by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

   Section 2. Special Meetings. A special meeting of the holders of any one or more classes of the capital stock of the corporation entitled to vote as a class or classes with respect to any matter, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors or President, and shall be called by the President at the written request of the holders of not less than forty percent (40%) of the shares of stock of such class or classes issued and outstanding and entitled to be cast on any issue to be considered at the meeting (subject to any requirements or limitations imposed by the corporation's Articles of Incorporation, by these Bylaws or by law), which written request must describe the purpose or purposes for which the special meeting is to be held (which must be a proper subject for action by the corporation's shareholders) and further comply with the provisions of Section 11 of this Article II.

   Section 3. Place of Meeting. Meetings of the shareholders shall be held at such place as may be designated by the Board of Directors and stated in the notice of meeting.

   Section 4. Notice of Meeting. Written notice stating the place, date and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) days or more than sixty (60) days before the date of the meeting.

   Section 5. Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days before the date of such meeting or action. If no record date is fixed, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which the first notice is given to such shareholders and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day which the Board of Directors authorizes the action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any

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adjournment of the meeting, unless the Board of Directors fixes a new record date. The Board of Directors is required to fix a new record date if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

   Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged by voting group in alphabetical order, with the address of and the number of shares held by each. Such record shall be made available for inspection by any shareholder at the time and place of the meeting. Such record may also be copied by any shareholder, at his expense, if
(i) the demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a shareholder, (ii) the shareholder describes with reasonable particularity his purpose and the records he desires to inspect, (iii) the records are directly connected to his purpose and (iv) the records are to be used only for the stated purpose.

   Section 7. Quorum. The holders of shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless the Articles of Incorporation or the Georgia Business Corporation Code, as amended from time to time, provide otherwise, the holders of a majority of the votes entitled to be cast on a matter by the voting group constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting, unless a new record date is or must be set for an adjournment of such meeting.

   Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. The appointment of a proxy is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

   Section 9. Voting of Shares. Except as otherwise provided in the Articles of Incorporation, directors shall be elected by a vote of the holders of common stock of the corporation, voting together as a single class. Directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. Shareholder action on all other matters shall be approved if the votes cast in favor of the action exceed the votes cast in opposition to such action, unless otherwise provided by law or the Articles of Incorporation. If two or more groups are entitled to vote separately on a matter, action on a matter is taken only when approved by each voting group. Each outstanding share of the capital stock having voting power shall be entitled to the number of votes specified in the Articles of Incorporation with respect to each matter submitted to a vote at a meeting of shareholders.

   Section 10. Adjournment. When a meeting of shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the new date, time and place are announced at the meeting before the adjournment; provided, however, that if a new record date is or must be fixed under the Georgia Business Corporation Code, as amended from time to time, or these Bylaws, a notice of the adjourned meeting must be given to shareholders as of the new record date. At the adjourned meeting the shareholders may transact any business which might have been transacted had a quorum been present at the time originally designated for the meeting.

   Section 11. Advance Notice of Nominations and Shareholder Proposals. All nominations of individuals for election to the Board of Directors and proposals of business to be considered at any meeting of the shareholders shall be made as set forth in this Section 11.

   (a) Annual Meeting of Shareholders. (i) Nominations of individuals for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders
(A) pursuant to the corporation's notice of meeting, (B) by or at the direction of the Board of

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Directors or a committee appointed by the Board of Directors or (C) by any shareholder of the corporation who was a shareholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the meeting, who is entitled to vote at the meeting and who complied with the notice and other requirements set forth in this Section 11.

   (ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of Section 11(a)(i), the shareholder must have given timely notice thereof in writing to the Secretary as hereinafter provided and, in the case of other business, such other business must otherwise be a proper subject for action by the corporation's shareholders. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation and received not less than one hundred twenty (120) days nor more than one hundred fifty
(150) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty
(60) days from such anniversary date, notice by the shareholder to be timely must be so delivered and received not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (1) the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee, (2) the class and number of shares of capital stock of the corporation that are beneficially owned by such nominee on the date of such notice, (3) a description of all arrangements or understandings between the shareholder and each nominee and the name of any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder, (4) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision, and (5) the written consent of each proposed nominee to being named as a nominee in the proxy statement and to serve as a director of the corporation if so elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, (2) the class and number of shares of stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner and (3) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to propose such other business. The corporation may require any proposed nominee to furnish any information, in addition to that furnished pursuant to clause (A) of this Section 11(a)(ii) above, it may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the corporation.

   (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least one hundred thirty (130) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

   (b) Special Meetings of Shareholders. Only such business shall be conducted, and only such proposals shall be acted upon, at a special meeting of shareholders as shall have been brought before such meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) by or at the direction

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of the Board of Directors or a committee appointed by the Board of Directors or
(ii) provided that the notice of the special meeting states that the purpose or one of the purposes of the special meeting is to elect directors at such special meeting, by any shareholder of the corporation who is a shareholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the meeting, who is entitled to vote at the meeting and who complied with the notice and other requirements set forth in this Section 11.
In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the corporation's notice of meeting, if a notice containing the same information as would be required under Section 11(a)(ii) of this Article II for an annual meeting is delivered to and received by the Secretary at the principal executive offices of the corporation not earlier than the 150th day prior to such special meeting and not later than the close of business on the later of the 120th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and/or of the nominees proposed by the Board of Directors or a committee appointed by the Board of Directors to be elected at such meeting. Proposals of business other than the nomination of persons for election to the Board of Directors may be considered at a special meeting requested by shareholders in accordance with Section 2 of this Article II only if the shareholders give a notice containing the same information as would be required under Section 11(a)(ii) of this Article II for an annual meeting at the time such shareholders requested the meeting.

   (c) General. (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The Board of Directors may reject any nomination or shareholder proposal submitted for consideration at any meeting of shareholders which is not made in accordance with the provisions of this Section 11 or which is not a proper subject for shareholder action in accordance with provisions of applicable law. Alternatively, if the Board of Directors fails to consider the validity of any nomination or shareholder proposal, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Section 11 and is a proper subject for shareholder action in accordance with provisions of applicable law and, if any proposed nomination or business is not in compliance with this Section 11 or not a proper subject for shareholder action, to declare that such defective nomination or proposal be disregarded. This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at the meeting unless stated, submitted and received as herein provided.

   (ii) For purposes of this Section 11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or comparable news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any successor provision. In no event shall the public announcement of a postponement or adjournment of a meeting commence a new time period for the giving of a shareholder's notice pursuant to this Section 11.

   (iii) Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, or the corporation's right to omit proposals from, the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor provision.

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                                  ARTICLE III

                               Board of Directors

   Section 1. Rights, Powers, Duties, Rules and Procedures. The powers of the corporation shall be exercised, its business conducted and managed, and its property controlled under the direction of the Board of Directors.

   Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the corporation. Except to the extent required by law, no Bylaw shall be adopted by shareholders which shall impair or impede the implementation of the foregoing.

   Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than three (3); the number thereof to be determined from time to time by the Board of Directors. Each director shall hold office until the next annual meeting of shareholders following his election or appointment and until his successor shall have been elected and qualified or until his earlier resignation, removal from office, or death. A director need not be a resident of the State of Georgia or a shareholder of the corporation.

   Section 3. Nomination. Nominations for the election of directors shall be made as provided in Section 11 of Article II of these Bylaws.

   Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

   Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or a majority of directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors so called.

   Section 6. Chairman of the Board. The Chairman of the Board shall be chosen from among the members of the Board of Directors. If requested to do so, the Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders. The Chairman of the Board shall perform such other duties as from time to time may be assigned by the Board of Directors.

   Section 7. Telephonic Meetings. Meetings of the Board of Directors may be conducted by conference telephone or similar communications equipment by means of which all persons participating can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

   Section 8. Notice of Meeting. Notice of any special meeting of the Board of Directors shall be given at least one (1) day prior thereto. Notice is not required prior to any regular meeting of the Board of Directors. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

   Section 9. Adjournment. When a meeting of the Board of Directors is adjourned to another time or place, notice need not be given of the adjourned meeting if the new time and place are fixed at the meeting at

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which the adjournment is taken and if the period of adjournment does not exceed one (1) month in any one adjournment. At the adjourned meeting the Board of Directors may transact any business which might have been transacted had a quorum been present at the time originally designated for the meeting.

   Section 10. Quorum and Voting. A quorum of the Board of Directors consists of a majority of the number of directors fixed pursuant to these Bylaws. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise may be specifically provided by law, by the Articles of Incorporation or by these Bylaws.

   Section 11. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all members of the Board of Directors consent thereto in writing, setting forth the action so taken, and there is an affirmative vote of the number of directors which would be necessary to authorize or take such action at a meeting, evidenced in writing. The writing or writings are to be filed with the minutes of the proceedings of the Board of Directors.

   Section 12. Vacancies. Any vacancy occurring on the Board of Directors created by an increase in the number of directors by action of the shareholders shall be filled by the shareholders in the same manner as at an annual election. The Board of Directors shall fill any vacancy occurring on the Board of Directors created by an increase in the number of directors by action of the Board of Directors or the removal or resignation of a director as set forth in Sections 14 and 15 of this Article III, except to the extent the Articles of Incorporation provide that a class of shareholders may fill a vacancy created by the removal or resignation of a director elected by that class. A director elected to fill a vacancy shall hold office for the unexpired term of his predecessor.

   Section 13. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director, or a fixed sum for attendance at each meeting of the Board of Directors, or both, payable in cash or securities of the corporation. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

   Section 14. Removal. A director (other than a director elected by the holders of any class or series of preferred stock of the corporation having the right, voting separately by class or series, to elect directors) may be removed with or without cause. No director removed for cause may be reinstated for so long as the cause for removal continues to exist. Removal with or without cause may be effected only by a majority of the votes of the shares represented at a meeting of the shareholders at which a quorum is present.

   Section 15. Resignation. A director may resign at any time by delivering written notice to the corporation, the Chairman of the Board, the Board of Directors or the President. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

                                   ARTICLE IV

                                    Officers

   Section 1. Number. The officers of the corporation shall be a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board may also elect or appoint a Chairman of the Board, one or more Vice Presidents (with or without a modified title such as "Senior", "Executive" or "Assistant"), an Assistant Secretary, a Treasurer, an Assistant Treasurer and such other officers and assistant officers as may be deemed necessary. One person may hold any number of such offices, except the President may not hold the office of Senior Vice President, Vice President, Secretary or Assistant Secretary, and the Secretary and Treasurer shall not hold the office of Assistant Secretary and Assistant Treasurer, respectively.

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   Section 2. Election and Term of Office. The officers of the corporation shall be elected from time to time by the Board of Directors, as it deems advisable. Each officer shall hold office until his successor shall have been duly elected and qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

   Section 3. Removal. The Board of Directors may remove any officer or agent of the corporation at any time with or without cause. Removal of an officer or agent shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

   Section 4. Resignation. Any officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. An officer's resignation does not affect the corporation's contract rights, if any, with the officer.

   Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. In the event of an absence of any officer of the corporation, or for any other reason which the Board of Directors may deem sufficient, the Board may delegate for the time being the powers or duties, or any of them, of such officer to any other officer or director, in connection with these Bylaws.

   Section 6. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

   Section 7. President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall be primarily responsible for the general management of the business affairs of the corporation and for implementing the policies and directives of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, shall have authority to make contracts on behalf of the corporation in the ordinary course of business of the corporation, shall preside at all meetings of the Board of Directors and shareholders if requested to do so and shall perform such other duties as from time to time may be assigned by the Board of Directors.

   Section 8. The Vice Presidents. The Vice Presidents shall assist the President in the management of the business. During the absence or disability of the President, the Vice Presidents in the order designated by the President or the Board of Directors, or in the absence of any designation, then in the order of their election, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President.

   Section 9. The Secretary. The Secretary shall: (i) keep the minutes of the proceedings of the shareholders, the Board of Directors and the standing committees in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (iv) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (v) sign, with the President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (vi) have general charge of the stock transfer books of the corporation; and (vii) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

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   Section 10. The Treasurer. The Treasurer shall be the chief financial officer of the corporation and shall have custody of all valuables. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the corporation; (ii) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the corporation's account(s); and (iii) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President.

   Section 11. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries may sign with the President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or the President.

                                   ARTICLE V

                   Certificates for Shares and Their Transfer

   Section 1. Certificates for Shares. Shares may be issued by the corporation by the delivery of certificates representing such shares and in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or an Assistant Secretary. The signature of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares, the designation of the series, if any, the certificate represents, and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the President or the Board of Directors may prescribe.

   Section 2. Shares Without Certificates. Shares of common stock of the corporation need not be represented by certificates. The Board of Directors of the corporation may authorize the issuance of some or all of the shares of any or all of the corporation's other classes or series of stock without certificates. Any such authorization shall not affect shares already represented by certificates until such certificated shares are surrendered to the corporation. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send to the holder thereof a written statement which includes: (i) the name of the corporation and that it is organized under the laws of the State of Georgia; (ii) the name of the person to whom the shares are issued; (iii) the number and class and designation of the series, if any, of the shares; and (iv) any restrictions on the transfer or registration of transfer of such shares.

   Section 3. Transfer of Shares. Transfers of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of his authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or a transfer agent or registrar, and on surrender for cancelation of the certificate for such shares, if a certificate representing such shares shall have been issued. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                   ARTICLE VI

                                  Fiscal Year

   The fiscal year of the corporation shall be determined and fixed by the Board of Directors.

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                                  ARTICLE VII

                                 Corporate Seal

   The Board of Directors of the corporation may adopt a corporate seal for the corporation and when so adopted and impressed on the margin hereof or the margin of the minutes of the meeting at which the seal is adopted, the same shall be and constitute the corporate seal of this corporation, but unless and until such action be taken by the Board of Directors, this corporation shall have no corporate seal. In the event that no corporate seal is adopted, or if it is inconvenient to use such seal at any time, the signature of the corporation followed by the word "Seal" enclosed in parentheses shall be deemed the seal of the corporation, but the absence of such seal on any instrument, or its addition thereto, shall not affect its character or validity or legal effect in any respect.

                                  ARTICLE VIII

                                Waiver of Notice

   Whenever any notice is required to be given to any shareholder or director of the corporation pursuant to law or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice delivered to the corporation and filed in the corporation's minutes or corporate records, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. A shareholder's or director's attendance at, or participation in, a meeting shall constitute waiver of notice and consent to the consideration of matters not described in any notice as set forth in the Georgia Business Corporation Code, as amended from time to time. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders or directors is required to be specified in any waiver of notice.

                                   ARTICLE IX

                                   Committees

   Section 1. Appointment. The Board of Directors, by resolution adopted by a majority of all the directors in office when the action is taken, may designate one or more of its members to constitute a committee. The designation of a committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disabled member at any meeting of the committee.

   Section 2. Tenure. The members of a committee serve at the pleasure of the Board of Directors, which may at any time, for any or no reason, remove any individual committee member, increase or decrease the number of members of a committee, or, except for the Capital Stock Committee which may only be terminated in accordance with the provisions of Article IX, Section 5, terminate the existence of a committee. The membership of a committee member shall terminate on the date of his removal, resignation or death. The Board of Directors may fill any vacancy on a committee created by removal, resignation, death or an increase in the number of members of the committee.

   Section 3. Authority. All duly delegated committees may exercise such power and authority in the management of the business and affairs of the corporation as specified by resolution of the Board of Directors and to the extent allowed by applicable law, the Articles of Incorporation and these Bylaws and may have power to authorize the seal of the corporation to be affixed to all papers which may require it.

   Section 4. Executive Committee. The Board of Directors may appoint an Executive Committee which, to the extent permitted by law, shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors regarding the supervision of the management of the business and affairs of the corporation. The Executive Committee shall be chaired by the President of the corporation.

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   Section 5. Capital Stock Committee. The Board of Directors shall form a
Capital Stock Committee which may not be terminated by the Board of Directors prior to November 23, 2002. Each member of the Capital Stock Committee shall be an Independent Director (as defined below). The Capital Stock Committee shall have and may exercise such powers, authority and responsibilities as may be delegated by the Board of Directors in connection with the adoption of general policies governing the relationship between business groups or otherwise, including such powers, authority and responsibilities as are delegated by the Board of Directors with respect to, among other things: (i) the business and financial relationships between the WorldCom Group (or any business or subsidiary allocated thereto) and the WorldCom PCS Group (or any business or subsidiary allocated thereto); (ii) dividends in respect of, and transactions by the Corporation or the WorldCom Group (or any business or subsidiary allocated thereto) in, shares of WorldCom PCS Group Common Stock; and (iii) any matters arising in connection therewith.

   "Independent Director" means any member of the Board of Directors who (i) is not an officer or employee of the corporation or any of its Subsidiaries, (ii) is not a former officer of the corporation or any of its Subsidiaries, (iii) does not, in addition to such person's role as a director, act on a regular basis, either individually or as a member or representative of an organization, as a professional adviser, legal counsel or consultant to the corporation or any of its Subsidiaries, if, in the opinion of the Nominating Committee of the Board of Directors of the corporation (the "Nominating Committee") or the Board of Directors if a Nominating Committee is not in existence, such relationship is material to the corporation or the organization so represented or such person and (iv) does not represent, and is not a member of the immediate family of, a person who would not satisfy the requirements of the preceding clauses
(i), (ii) and (iii) of this sentence. A person who has been or is a partner, officer or director of an organization that has customary commercial, industrial, banking or underwriting relationships with the corporation or any of its Subsidiaries that are carried on in the ordinary course of business on an arms-length basis and who otherwise satisfies the requirements set forth in clauses (i), (ii), (iii) and (iv) of the first sentence of this definition, may qualify as an Independent Director, unless, in the opinion of the Nominating Committee or the Board of Directors if a Nominating Committee is not in existence, such person is not independent of the management of the corporation or any of its Subsidiaries or the relationship would interfere with the exercise of independent judgment as a member of the Board of Directors. A person who otherwise satisfies the requirements set forth in clauses (i), (ii),
(iii) and (iv) of the first sentence of this definition and who, in addition to fulfilling the customary director's role, also provides additional services directly for the Board of Directors and is separately compensated therefor, would nonetheless qualify as an Independent Director.

   Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Articles of Incorporation.

   Section 6. Rules and Procedures. Any committee of the corporation shall have the right (which, to the extent exercised shall be exclusive) to establish rules and procedures that from time to time shall govern such committee and each of its members.

                                   ARTICLE X

                   Indemnification of Officers and Directors

   Section 1. Definitions and References. Terms used in this Article shall have the meanings assigned such terms in Part 5 of Article 8 of the Georgia Business Corporation Code. Whenever in these Bylaws reference is made to the Georgia Business Corporation Code generally or to a specific provision of the Georgia Business Corporation Code, such reference shall be deemed to refer to the Georgia Business Corporation Code or such provision as amended from time to time or any successor provision.

   Section 2. Indemnification of and Advancement of Expenses to Directors. The corporation shall indemnify and advance expenses to its directors to the fullest extent permitted under, and in accordance with, the corporation's Articles of Incorporation and the applicable provisions of Part 5 of Article 8 of the Georgia Business Corporation Code.

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   Section 3. Mandatory Indemnification of Officers. The corporation shall indemnify and advance expenses to its officers who are not directors to the same extent as to directors under Section 2 of this Article X.

   Section 4. Permissive Indemnification of Employees and Agents. The corporation may, to the extent and on such conditions as may be authorized by the Board of Directors, indemnify and advance expenses to its employees and agents who are not directors to the fullest extent permitted under, and in accordance with, Section 14-2-857 of the Georgia Business Corporation Code.

   Section 5. Advancement of Expenses of Officers, Employees and Agents. No advancement or reimbursement of expenses to officers, employees or agents in accordance with Sections 3 or 4 of this Article X shall be made unless the proposed indemnitee furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in the corporation's Articles of Incorporation with respect to directors, and he furnishes the corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Article X or Part 5 of Article 8 of the Georgia Business Corporation Code.

   Section 6. Liability Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him against the same liability under this Article X or under Part 5 of Article 8 of the Georgia Business Corporation Code.

   Section 7. Contract Rights. The right to indemnification and advancement of expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director or officer by any amendment of these Bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his capacity as such) the right to consent or object to any subsequent amendment of these Bylaws.

   Section 8. Nonexclusivity, Etc. The rights of a director or officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he may have under contract or the Georgia Business Corporation Code or otherwise.

   Section 9. Amendments. No amendment, modification or rescission of this
Article X, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any director or officer of the corporation with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

   Section 10. Severability. To the extent that the provisions of this Article X are held to be inconsistent with the provisions of Part 5 of Article 8 of the Georgia Business Corporation Code, such provisions of such Code shall govern. In the event that any of the provisions of this Article X (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article X shall remain enforceable to the fullest extent permitted by law.

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                                   ARTICLE XI

                                   Amendments

   The Bylaws of the corporation may be altered, amended or repealed, and new Bylaws may be adopted, by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that the notice of such meeting shall specify that amendments to the Bylaws will be considered at such meeting and shall summarize the proposed amendments; and provided further that the Bylaws may not be altered, amended or repealed by the Board of Directors to the extent: (i) the Articles of Incorporation or applicable law reserve the power to alter, amend or repeal a particular Bylaw exclusively to the shareholders, in whole or in part; or (ii) the shareholders in altering, amending or repealing a particular Bylaw provide expressly that the Board of Directors may not alter, amend or repeal that Bylaw.

                                  ARTICLE XII

                           Articles of Incorporation

   In the event that any provision of these Bylaws is inconsistent or in conflict with any provision contained in the corporation's Articles of Incorporation (including any amendment thereto setting forth the preferences, limitations and rights of any series or class of the corporation's preferred stock), the provision contained in the Articles of Incorporation shall govern.

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